Exhibit 99.1

ATEC Reports First Quarter Financial Results and Recent Corporate Highlights

•U.S. Revenue Growth Accelerates to 50%

•Revenue Growth Averages ~33% Over Past Eight Quarters

CARLSBAD, Calif., May 6, 2021 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2021, and recent corporate highlights.

First Quarter 2021 Financial Results

Quarter Ended March 31, 2021
Total revenue	$44.1 million
U.S. revenue	$43.7 million
U.S. gross margin	73.1%
Non-GAAP U.S. gross margin	77.9%
Operating expenses	$50.9 million
Non-GAAP operating expenses	$42.0 million
Operating loss	($19.0) million
Non-GAAP adjusted EBITDA	($4.1) million
Ending Cash Balance	$191.1 million

Recent Highlights

•	Expanded contribution from new products to 77% of U.S. revenue, up from 56% in Q1 2020;
•	Continued sales network transformation delivering 60% year-over-year revenue growth from strategic distribution;
•

Secured clearance from French regulatory authority for tender offer to acquire EOS imaging, S.A. (“EOS”), allowing the transaction – which will advance ATEC clinical prowess with improved information from diagnosis to follow-up – to move forward.

“With revenue growth of 50% in the first quarter, ATEC’s market share expansion continues,” said Pat Miles, Chairman and Chief Executive Officer. “Our relentless focus on improving the clinical experience in spine is now propelling industry-leading growth. Market-shaping innovation, integrated with unprecedented intra-operative information, is compelling an increasing number of surgeons and exclusive distributors to partner with ATEC. That growth is being amplified as the introduction of distinct products and procedures throughout our portfolio increases revenue per surgery and inspires broader adoption.  Still, there is vast opportunity ahead of us to advance spine surgery, and as spine’s most experienced students, we know that ATEC’s best is yet to come!”

Financial Outlook for the Full Year 2021

The Company expects total revenue for the fiscal year ended December 31, 2021, to approximate $190 million, which includes U.S. revenue of approximately $188 million. Revenue guidance reflects expected U.S. revenue growth of roughly 33% compared to 2020, driven by continued launches of novel procedures, products, and the revitalization of the Company’s distribution network. Total revenue guidance contemplates the anticipated wind-down of the Company’s international supply agreement on August 31, 2021.  ATEC expects to update guidance to reflect the positive impact of EOS imaging when the Company reports second quarter 2021 financial results, once the transaction is finalized.

Investor Conference Call

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations section of ATEC’s corporate website at https://investors.alphatecspine.com/investors.

To dial in to the webcast, please visit the following registration link: http://www.directeventreg.com/registration/event/9350774. Once registered, participants will be provided with access details and a registrant ID.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s Corporate Website at https://investors.alphatecspine.com for twelve months. In addition, a replay of the audiocast will be available beginning two hours after the call’s completion until May 13, 2021. The replay dial-in numbers are (800)585-8367 for domestic callers and (416)621-4642 for international callers. Please use the replay conference ID number 9350774.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the Company’s revenue and growth outlook, planned commercial launches, product introduction and surgeon adoption, salesforce revitalization and growth of strategic distribution network, turning the Company into a growth organization, creating future market disruption and market share expansion, the Company’s future ability to finance its operations and statements about the anticipated acquisition (and potential impacts therefrom) of EOS imaging, S.A.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the impact of COVID-19 pandemic on the Company's business and the economy; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation asserted against the Company; and uncertainties and risks related to the proposed tender offer EOS Imaging, S.A. and integration thereafter. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenues:
Revenue from U.S. products	$43,716	$29,070
Revenue from international supply agreement	405	1,045
Total revenues	44,121	30,115
Cost of revenues	12,263	9,084
Gross profit	31,858	21,031

Operating expenses:
Research and development	5,801	4,170
Sales, general and administrative	40,426	27,582
Litigation-related	3,335	2,643
Amortization of acquired intangible assets	172	172
Transaction-related	1,012	4,272
Restructuring	158	—
Total operating expenses	50,904	38,839
Operating loss	(19,046)	(17,808)
Interest and other expense, net:
Interest expense, net	(1,938)	(2,874)
Other expenses	(1,889)	—
Total interest and other expenses, net	(3,827)	(2,874)
Loss from continuing operations before taxes	(22,873)	(20,682)
Income tax provision	30	40
Loss from continuing operations	(22,903)	(20,722)
Net loss	$(22,903)	$(20,722)

Net loss per share, basic and diluted	$(0.26)	$(0.33)
Shares used in calculating basic and diluted net loss per share	87,223	62,568

Stock-based compensation included in:
Cost of revenues	$95	$107
Research and development	498	390
Sales, general and administrative	3,881	3,071
	$4,474	$3,568

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash	$191,137	$107,765
Accounts receivable, net	25,751	23,527
Inventories, net	57,376	46,001
Prepaid expenses and other current assets	3,433	5,439
Withholding tax receivable from Officer	1,076	1,076
Current assets of discontinued operations	348	352
Total current assets	279,121	184,160

Property and equipment, net	56,124	36,670
Right-of-use asset	21,704	1,177
Goodwill	13,897	13,897
Intangible assets, net	24,129	24,720
Debt securities	1,313	—
Equity securities	7,619	—
Other assets	541	541
Noncurrent assets of discontinued operations	55	58
Total assets	$404,503	$261,223

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,416	$17,599
Accrued expenses	36,730	35,231
Current portion of long-term debt	5,374	4,200
Current portion of lease liability	1,486	885
Current liabilities of discontinued operations	143	397
Total current liabilities	70,149	58,312

Total long term liabilities	70,621	49,428

Redeemable preferred stock	23,603	23,603
Contingently redeemable common stock	131,838	—
Stockholders' equity	108,292	129,880
Total liabilities and stockholders' equity	$404,503	$261,223

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating expenses	$50,904	$38,839
Adjustments:
Stock-based compensation	(4,379)	(3,461)
Litigation-related expenses	(3,335)	(2,643)
Restructuring expenses	(158)	—
Transaction-related expenses	(1,012)	(4,272)
Non-GAAP operating expenses	$42,020	$28,463

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating loss, as reported	$(19,046)	$(17,808)
Add back significant items:
Stock-based compensation	4,474	3,568
Litigation-related expenses	3,335	2,643
Restructuring expenses	158	—
Transaction-related expenses	1,012	4,272
Excess & obsolete charges	2,096	1,722
Adjusted operating loss	(7,971)	(5,603)

Operating loss, as reported	$(19,046)	$(17,808)
Depreciation	3,409	2,014
Amortization of intangible assets	441	440
EBITDA	(15,196)	(15,354)
Add back significant items:
Stock-based compensation	4,474	3,568
Litigation-related expenses	3,335	2,643
Restructuring expenses	158	—
Transaction-related expenses	1,012	4,272
Excess & obsolete charges	2,096	1,722
Adjusted EBITDA	$(4,121)	$(3,149)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2021	2020
Revenues by source	(unaudited)	(unaudited)
Revenue from U.S. products	$43,716	$29,070
Revenue from international supply agreement	405	1,045
Total revenues	$44,121	$30,115

Gross profit (loss) by source
Gross profit from U.S. products	$31,975	$20,954
Gross profit (loss) from international supply agreement	(117)	77
Total gross profit	$31,858	$21,031

Gross profit (loss) margin by source
Gross profit margin from U.S. products	73.1%	72.1%
Gross profit (loss) margin from international supply agreement	-28.9%	7.4%
Total gross profit margin	72.2%	69.8%

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND GROSS MARGIN FROM U.S. PRODUCTS
(in thousands, except percentages)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)	(unaudited)
GAAP-based gross profit from U.S. products	$31,975	$20,954
Add: non-cash excess and obsolete charges	2,096	1,722
Non-GAAP gross profit from U.S. products	$34,071	$22,676

GAAP-based gross margin from U.S. products	73.1%	72.1%
Add: non-cash excess and obsolete charges	4.8%	5.9%
Non-GAAP gross margin from U.S. products	77.9%	78.0%